As filed with the U.S. Securities and Exchange Commission on April 4, 2024
Registration No. 333-256167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pyxis Tankers Inc.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pyxis Tankers Inc. 59 K. Karamanli Street, 15125 Maroussi, Greece 011 30 210 638 0200 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attention: Keith Billotti, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1274 (Name, address and telephone number of agent for service)

Copies to:
Keith Billotti, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1274 (telephone number)
(212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to public: Not applicable. This post-effective amendment is being filed to remove from registration all of the unsold securities previously registered under this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging Growth Company [ ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-256167), initially registering the sale of up to $250,000,000 worth of common stock, preferred stock, debt securities, warrants, purchase contracts, rights and units (collectively, the “securities”) of Pyxis Tankers Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Registrant”), which was filed with the Securities and Exchange Commission and became effective on May 25, 2021 (the “Registration Statement”).

The Registrant is filing this Post-Effective Amendment No. 1 to terminate the offerings and, in accordance with the Registrant’s undertakings contained in the Registration Statement, to remove and withdraw from registration any and all of such securities registered and remaining unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended to reflect the termination of the offerings and the removal from registration of any and all securities of the Registrant which have been registered for issuance under the Registration Statement but remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marousi and Country of Greece, on the 4th day of April, 2024.

PYXIS TANKERS INC.

By:	/s/ Valentios (“Eddie”) Valentis
Name:	Valentios (“Eddie”) Valentis
Title:	Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on April 4, 2024 in the capacities indicated.

Signature	Title

/s/ Valentios (“Eddie”) Valentis	Chairman, Chief Executive Officer and Director
Valentios (“Eddie”) Valentis	(Principal Executive Officer)

/s/ Henry P. Williams	Chief Financial Officer and Treasurer (Principal
Henry P. Williams	Financial Officer and Principal Accounting Officer)

/s/ Robin P. Das	Director
Robin P. Das

/s/ Basil G. Mavroleon	Director
Basil G. Mavroleon

/s/ Aristides J. Pittas	Director
Aristides J. Pittas

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Pyxis Tankers Inc. in the United States, has signed this Post-Effective Amendment No. 1 to the Registration Statement in the City of Vero Beach, State of Florida, on the 4th day of April, 2024.

AUTHORIZED REPRESENTATIVE

By:	/s/ Henry P. Williams
Name:	Henry P. Williams
Title:	Authorized Representative